Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@plainscapital.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2016

DALLAS — (BUSINESS WIRE) April 28, 2016 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2016. Hilltop produced income to common stockholders of $27.6 million, or $0.28 per diluted share, for the first quarter of 2016, compared to $111.9 million, or $1.11 per diluted share, for the first quarter of 2015. This year-over-year change in income to common stockholders included the recognition of a bargain purchase gain related to the acquisition of SWS (“SWS Merger”) of $81.3 million, or $0.81 per diluted share, during the first quarter of 2015. Hilltop’s annualized return on average assets and return on average equity for the first quarter of 2016 were 0.96% and 6.32%, respectively, compared to 3.64% and 26.76% for the first quarter of 2015, respectively.

Jeremy Ford, CEO of Hilltop, said “We are pleased to report solid financial results for the first quarter of 2016. PlainsCapital Bank continues to generate capital driven by consistent loan growth, stable credit quality and a low-cost deposit franchise. With sound underlying fundamentals, the Bank remains well-positioned to serve its customers and gain market share in the current market environment. PrimeLending delivered impressive mortgage origination growth during the quarter. With its primary focus on purchase business, PrimeLending has maintained a durable market position. National Lloyds offset unseasonably early spring storms in Texas with a slight increase in net premiums earned and a reduced expense ratio to deliver another profitable quarter to start the year.”

Mr. Ford continued, “HilltopSecurities successfully merged the broker-dealers into one entity in January 2016 and, adjusting for transaction and integration related costs, has steadily improved its pre-tax margin over the last five quarters.”

First Quarter 2016 Highlights for Hilltop:

•	Hilltop’s total assets were $11.7 billion at March 31, 2016, compared to $11.9 billion at December 31, 2015;
•	Hilltop’s common equity increased by $21.7 million from December 31, 2015 to $1.8 billion at March 31, 2016;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 2.8% to $5.3 billion and covered loans[1], net of allowance for loan losses, decreased by 8.6% to $346.2 million from December 31, 2015 to March 31, 2016;

•	Total deposits were $7.0 billion at March 31, 2016 and December 31, 2015;
•	Hilltop was well-capitalized with a Tier 1 Leverage Ratio[2] of 13.35% and Total Capital Ratio of 18.60% at March 31, 2016;
•	Hilltop’s taxable equivalent net interest margin[3] was 3.70% for the first quarter of 2016, a three basis point decrease from 3.73% in the fourth quarter of 2015;
•	The provision for loan losses was $3.4 million during the first quarter of 2016, compared to $4.3 million in the fourth quarter of 2015;
•

For the first quarter of 2016, noninterest income was $277.7 million, compared to $352.8 million in the first quarter of 2015 and $271.6 million without the bargain purchase gain of $81.3 million noted above, a 2.3% increase;

•	For the first quarter of 2016, noninterest expense was $325.2 million, compared to $314.5 million in the first quarter of 2015, a 3.4% increase;
•	Noninterest expense during the first quarter of 2016 included a downward valuation adjustment associated with a significant covered other real estate owned property of $7.9 million; and
•

In connection with the SWS Merger, during the first quarter of 2016, Hilltop incurred $4.8 million in pre-tax transaction and integration costs, consisting of $4.0 million in the broker-dealer segment and $0.8 million within corporate.

1 “Covered loans” refers to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2 Based on the end of period Tier 1 capital divided by total average assets during the first quarter of 2016, excluding goodwill and intangible assets.

3 Taxable equivalent adjustments are based on a 35% tax rate. Measure is defined as taxable equivalent net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2016	2015	2015	2015	2015
Cash and due from banks	$512,103	$652,036	$526,692	$583,043	$694,108
Federal funds sold	15,406	17,409	24,861	22,814	14,425
Securities purchased under agreements to resell	96,646	105,660	83,889	79,153	67,227
Assets segregated for regulatory purposes	120,714	158,613	228,251	188,094	278,280
Securities:
Trading, at fair value	368,425	214,146	292,418	265,429	320,153
Available for sale, at fair value	666,328	673,706	726,132	763,463	859,212
Held to maturity, at amortized cost	310,478	332,022	305,316	312,960	183,792
	1,345,231	1,219,874	1,323,866	1,341,852	1,363,157
Loans held for sale	1,344,333	1,533,678	1,354,107	1,397,617	1,215,308
Non-covered loans, net of unearned income	5,366,065	5,220,040	4,999,529	4,956,969	4,834,687
Allowance for non-covered loan losses	(48,450)	(45,415)	(42,989)	(40,484)	(39,365)
Non-covered loans, net	5,317,615	5,174,625	4,956,540	4,916,485	4,795,322

Covered loans, net of allowance for covered loan losses	346,169	378,762	420,547	493,299	550,626
Broker-dealer and clearing organization receivables	1,370,622	1,362,499	2,111,864	2,070,598	2,221,756
Premises and equipment, net	198,414	200,618	204,273	206,411	215,684
FDIC indemnification asset	80,522	91,648	92,902	102,381	107,567
Covered other real estate owned	78,890	99,090	106,024	125,510	137,703
Other assets	601,181	565,813	644,916	637,747	585,909
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	52,274	54,868	58,916	61,527	64,267
Total assets	$11,731,928	$11,867,001	$12,389,456	$12,478,339	$12,563,147

Deposits:
Non-interest bearing	$2,233,608	$2,235,436	$2,173,890	$2,135,988	$2,259,790
Interest bearing	4,750,567	4,717,247	4,646,859	4,660,449	4,869,487
Total deposits	6,984,175	6,952,683	6,820,749	6,796,437	7,129,277
Broker-dealer and clearing organization payables	1,284,016	1,338,305	2,045,604	2,048,585	1,951,495
Short-term borrowings	832,921	947,373	910,490	1,100,025	999,476
Securities sold, not yet purchased, at fair value	165,704	130,044	156,775	135,592	139,481
Notes payable	232,190	238,716	243,556	245,420	108,682
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	405,899	454,743	428,442	410,004	386,932
Total liabilities	9,971,917	10,128,876	10,672,628	10,803,075	10,782,355

Preferred stock	—	—	—	—	114,068
Common stock	986	989	989	995	1,003
Additional paid-in capital	1,567,150	1,577,270	1,574,769	1,582,655	1,592,585
Accumulated other comprehensive income (loss)	6,878	2,629	4,592	(1,105)	5,750
Retained earnings	183,042	155,475	134,748	91,008	65,918
Deferred compensation employee stock trust, net	1,020	1,034	1,182	1,182	1,189
Employee stock trust	(428)	(443)	(590)	(590)	(597)
Total Hilltop stockholders' equity	1,758,648	1,736,954	1,715,690	1,674,145	1,779,916
Noncontrolling interests	1,363	1,171	1,138	1,119	876
Total stockholders' equity	1,760,011	1,738,125	1,716,828	1,675,264	1,780,792
Total liabilities & stockholders' equity	$11,731,928	$11,867,001	$12,389,456	$12,478,339	$12,563,147

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2016	2015	2015	2015	2015
Interest income:
Loans, including fees	$91,551	$94,689	$111,315	$96,967	$87,388
Securities borrowed	7,589	11,242	10,116	9,675	10,018
Securities:
Taxable	6,367	7,046	6,262	6,227	7,049
Tax-exempt	1,637	1,647	1,683	1,557	1,741
Other	1,009	1,338	1,169	1,236	1,473
Total interest income	108,153	115,962	130,545	115,662	107,669

Interest expense:
Deposits	4,102	3,589	3,719	3,900	4,315
Securities loaned	5,987	8,388	7,110	6,889	7,506
Short-term borrowings	1,120	1,218	1,189	1,143	1,024
Notes payable	2,582	2,661	2,524	2,289	669
Junior subordinated debentures	645	616	605	595	585
Other	176	177	187	179	178
Total interest expense	14,612	16,649	15,334	14,995	14,277

Net interest income	93,541	99,313	115,211	100,667	93,392
Provision for loan losses	3,407	4,277	5,593	158	2,687
Net interest income after provision for loan losses	90,134	95,036	109,618	100,509	90,705

Noninterest income:
Net realized gains on securities	46	—	—	—	4,403
Net gains from sale of loans and other mortgage production income	127,297	114,080	137,303	147,175	120,545
Mortgage loan origination fees	18,813	19,514	22,647	20,958	14,589
Net insurance premiums earned	39,733	41,001	41,196	40,318	39,567
Securities commissions and fees	38,752	37,459	39,070	41,213	42,918
Investment and securities advisory fees and commissions	23,819	33,678	27,667	29,665	24,922
Bargain purchase gain	—	—	—	—	81,289
Other	29,226	31,195	28,586	22,071	24,613
Total noninterest income	277,686	276,927	296,469	301,400	352,846

Noninterest expense:
Employees' compensation and benefits	182,655	182,472	200,620	200,291	182,504
Loss and loss adjustment expenses	21,959	21,630	17,335	41,241	18,860
Policy acquisition and other underwriting expenses	11,252	11,928	11,784	11,740	11,674
Occupancy and equipment, net	27,791	30,285	29,341	30,842	29,185
Other	81,544	92,406	74,422	69,203	72,253
Total noninterest expense	325,201	338,721	333,502	353,317	314,476

Income before income taxes	42,619	33,242	72,585	48,592	129,075
Income tax expense	14,423	12,020	25,338	18,137	15,420
Net income	28,196	21,222	47,247	30,455	113,655
Less: Net income attributable to noncontrolling interest	629	495	353	405	353
Income attributable to Hilltop	27,567	20,727	46,894	30,050	113,302
Dividends on preferred stock	—	—	—	428	1,426
Income applicable to Hilltop common stockholders	$27,567	$20,727	$46,894	$29,622	$111,876

Earnings per common share:
Basic	$0.28	$0.21	$0.47	$0.30	$1.12
Diluted	$0.28	$0.21	$0.47	$0.30	$1.11
Weighted average shares outstanding:
Basic	98,153	98,412	98,676	99,486	99,741
Diluted	98,669	99,266	99,556	100,410	100,627

	Three Months Ended March 31, 2016
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$86,105	$7,051	$(2,569)	$740	$(1,714)	$3,928	$93,541
Provision for loan losses	3,500	(93)	—	—	—	—	3,407
Noninterest income	12,956	80,883	146,338	41,804	1	(4,296)	277,686
Noninterest expense	64,357	84,261	134,671	36,375	5,849	(312)	325,201
Income (loss) before income taxes	$31,204	$3,766	$9,098	$6,169	$(7,562)	$(56)	$42,619

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2016	2015	2015	2015	2015

Hilltop Consolidated:
Return on average stockholders' equity	6.32%	4.70%	10.97%	7.12%	26.76%
Return on average assets	0.96%	0.68%	1.49%	0.97%	3.64%
Net interest margin (taxable equivalent)(1):
As reported	3.70%	3.73%	4.20%	3.75%	3.53%
Impact of purchase accounting	74 bps	79 bps	137 bps	96 bps	69 bps
Book value per common share ($)	17.84	17.56	17.35	16.82	16.61
Shares outstanding, end of period (000's)	98,585	98,896	98,893	99,515	100,286

Banking Segment:
Net interest margin (taxable equivalent)(1):
As reported	4.73%	4.92%	5.79%	5.02%	4.59%
Impact of purchase accounting	103 bps	119 bps	210 bps	145 bps	109 bps
Accretion of discount on loans ($000's)	16,631	19,503	36,000	23,632	16,984
Non-covered net charge-offs (recoveries) ($000's)	650	2,088	1,775	(532)	470
Return on average assets	0.98%	1.07%	1.64%	1.41%	1.28%
Fee income ratio	13.08%	13.83%	11.64%	14.20%	18.79%
Efficiency ratio	64.97%	62.78%	50.56%	57.14%	56.96%
Employees' compensation and benefits ($000's)	29,125	27,456	29,881	30,689	32,624

Broker-Dealer Segment:
Employees' compensation and benefits ($000's)	57,816	62,868	64,099	64,304	64,358
Compensation as a % of net revenue	65.7%	63.2%	69.6%	72.8%	73.5%
Pre-tax margin (2)	8.78%	8.62%	3.85%	3.54%	-0.36%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,050,825	2,344,328	2,945,626	2,913,479	1,688,359
Refinancings	878,291	721,308	693,572	920,286	1,125,161
Total mortgage loan originations - volume	2,929,116	3,065,636	3,639,198	3,833,765	2,813,520
Mortgage loan sales - volume ($000's)	3,117,605	2,888,903	3,699,047	3,635,853	2,905,266
Mortgage servicing rights asset ($000's) (3)	39,863	52,285	47,527	44,985	31,648
Employees' compensation and benefits ($000's)	90,690	87,387	101,490	101,220	80,546
Variable compensation expense ($000's)	51,689	48,706	64,582	67,172	48,130

Insurance Segment:
Loss and LAE ratio	55.3%	52.8%	42.1%	102.3%	47.7%
Expense ratio	33.2%	34.2%	33.3%	33.5%	34.1%
Combined ratio	88.5%	87.0%	75.4%	135.8%	81.8%
Employees' compensation and benefits ($000's)	2,178	2,180	2,182	2,065	1,999

(1)	Taxable equivalent adjustments are based on a 35% tax rate. Measure is defined as taxable equivalent net interest income divided by average interest-earning assets.
(2)	Excludes pre-tax merger and integration-related costs directly attributable to the SWS Merger.
(3)	Excludes mortgage servicing rights assets related to loans serviced for the banking segment.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2016	2015	2015	2015	2015
Tier 1 capital (to average assets):
Bank	12.70%	13.22%	12.77%	12.17%	11.34%
Hilltop	13.35%	12.65%	12.01%	11.87%	12.68%
Common equity Tier 1 capital (to risk-weighted assets):
Bank	15.10%	16.23%	17.36%	16.46%	16.46%
Hilltop	17.56%	17.87%	18.36%	18.02%	18.05%
Tier 1 capital (to risk-weighted assets):
Bank	15.12%	16.25%	17.36%	16.46%	16.46%
Hilltop	18.17%	18.48%	18.89%	18.74%	20.26%
Total capital (to risk-weighted assets):
Bank	15.87%	16.99%	18.13%	17.17%	17.19%
Hilltop	18.60%	18.89%	19.29%	19.29%	20.82%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Covered Non-Performing Loans Portfolio Data	2016	2015	2015	2015	2015

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	19,179	17,764	22,302	23,353	23,222
Real estate	7,802	7,160	7,087	6,612	2,481
Construction and land development	102	114	118	253	726
Consumer	1	7	14	21	—
Broker-dealer	—	—	—	—	—
	27,084	25,045	29,521	30,239	26,429

Non-covered non-performing loans as a % of total non-covered loans	0.40%	0.37%	0.46%	0.48%	0.44%

Non-covered other real estate owned ($000's)	543	394	511	920	6,263

Other repossessed assets ($000's)	30	—	—	—	87

Non-covered non-performing assets ($000's)	27,657	25,439	30,032	31,159	32,779

Non-covered non-performing assets as a percentage of total assets	0.24%	0.21%	0.24%	0.25%	0.26%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	51,943	50,776	37,435	31,073	24,248

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,409	1,418	3,664	2,830	2,879

	Three Months Ended March 31,
	2016			2015
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$6,733,697	$91,551	5.41%	$6,354,615	$87,388	5.50%
Investment securities - taxable	1,044,705	6,348	2.44%	1,164,030	7,049	2.80%
Investment securities - non-taxable (2)	261,656	2,327	3.56%	264,123	2,525	3.84%
Federal funds sold and securities purchased under agreements to resell	125,308	26	0.08%	70,449	17	0.10%
Interest-bearing deposits in other financial institutions	428,082	474	0.45%	872,032	574	0.27%
Other	1,610,483	8,119	2.00%	2,088,380	10,901	2.11%
Interest-earning assets, gross	10,203,931	108,845	4.24%	10,813,629	108,454	4.06%
Allowance for loan losses	(48,851)			(41,424)
Interest-earning assets, net	10,155,080			10,772,205
Noninterest-earning assets	1,596,627			1,796,232
Total assets	$11,751,707			$12,568,437

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$4,784,004	$4,102	0.34%	$5,104,544	$4,315	0.34%
Notes payable and other borrowings	2,444,807	10,510	1.72%	2,877,686	9,962	1.40%
Total interest-bearing liabilities	7,228,811	14,612	0.81%	7,982,230	14,277	0.72%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,153,901			2,152,610
Other liabilities	624,971			725,469
Total liabilities	10,007,683			10,860,309
Stockholders’ equity	1,743,209			1,707,624
Noncontrolling interest	815			504
Total liabilities and stockholders' equity	$11,751,707			$12,568,437

Net interest income (2)		$94,233			$94,177
Net interest spread (2)			3.43%			3.34%
Net interest margin (2)			3.70%			3.53%

(1) Average balance includes non-accrual loans.

(2) Annualized taxable equivalent adjustments are based on a 35% tax rate. The adjustment to interest income was $0.7 million and $0.8 million for the three months ended March 31, 2016 and 2015, respectively.

	March 31,	December 31,	September 30,
PlainsCapital Bank - Energy Exposure	2016	2015	2015

Select Energy Statistics
Outstanding energy loan balance ($M)	233.5	179.8	194.9
Energy unfunded commitments ($M)	102.9	108.7	110.0
Energy loans as a % of total loans	4.5%	3.6%	4.0%
Classified and criticized energy loans ($M):
Criticized energy loans	13.0	3.4	0.0
Performing classified energy loans	33.4	25.7	27.0
Non-performing classified energy loans	4.9	3.6	2.8
	51.3	32.7	29.8

Unimpaired energy reserves ($M)	9.2	7.3	6.5
Energy reserves as a % of energy loans	4.3%	4.4%	3.4%
Energy NCOs ($M)	0.2	1.2	1.1

Energy Portfolio Breakdown
Exploration and production	13%	19%	20%
Services:
Field services	22%	21%	15%
Pipeline construction	15%	23%	25%
	37%	44%	40%
Midstream:
Distribution	37%	25%	25%
Transportation	7%	7%	7%
	44%	32%	32%
Other:
Wholesalers	1%	2%	2%
Equipment rentals	0%	1%	5%
Equipment wholesalers	5%	2%	1%
Total	100%	100%	100%

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, April 29, 2016. Hilltop President and CEO Jeremy B. Ford and other key management members will discuss results for the first quarter of 2016. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Through its wholly owned subsidiary, PlainsCapital Corporation, a regional commercial banking franchise, it has two operating subsidiaries: PlainsCapital Bank and PrimeLending. Through its wholly owned subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., it provides a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At March 31, 2016, Hilltop employed approximately 5,300 people and operated approximately 400 locations in 44 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, and the collectability of loans and litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition- and integration-related issues; (ii) our ability to estimate loan losses; (iii) changes in the default rate of our loans; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) changes in the interest rate environment; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) approval of new, or changes in, accounting policies and practices; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC to the extent the FDIC determines that we did not adequately manage the covered loan portfolio; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.